INDEPENDENT CONTRACTOR AGREEMENT


      THIS INDEPENDENT CONTRACTOR AGREEMENT (the "Agreement") is made and entered into as of March 31, 2004 in Santa Ana, California, by and between VitroCo Incorporated, a wholly owned subsidiary of VitroTech Corporation, (the "Company") with its principal place of business located at 5 Hutton Centre Drive, Suite 700, Santa Ana, California 92707, and Checkmate Management Co., LLC, a Nevada limited liability company("Contractor"), with his principal place of business located at 673 N. Red Rock Road, St. George, UT 84790 with reference to the following facts:

      A. The Company desires to retain Contractor on an independent contractor basis to assist the Company in the completion of services described in Exhibit A pertaining to the Company's products that are produced from Mineral(s) it mines at its Mining Location(s).

      B. Contractor represents that it has the requisite skills, contacts and experience to carry out the services to be provided to the Company. Now therefore in consideration of the mutual promises and covenants set forth herein and such other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows:

      1. Term. This Agreement is effective from the date hereof until the earlier of (i) completion of the services described in Exhibit A of this Agreement ("Services and Compensation"), unless otherwise provided in Exhibit A hereto, or (ii) unless terminated in accordance with the provisions hereof.

      2. Services. Company hereby engages Contractor as an independent contractor to perform for Company the services described on Exhibit A, which services shall be performed by Contractor in a professional manner. The services to be performed by Contractor hereunder shall be performed at Contractor's place of business.

      3. Compensation. For satisfactory performance of the services described on Exhibit A, Company shall pay to Contractor the compensation provided for in Exhibit A hereto in accordance with the schedule and subject to any performance criteria set forth in Exhibit A hereto. Such compensation shall be the only compensation due Contractor for its performance of the Services hereunder.

      4. Independent Contractor Relationship. The parties hereto are entering into this Agreement as independent contractors and no employment relationship, partnership, joint venture or other association shall be deemed created by this Agreement. The Company shall pay Contractor directly, without deductions of any kind whatsoever, all monies which may become due and payable hereunder, as, when and to the extent those payments become payable. Contractor will have the entire responsibility for discharging all the obligations of an independent contractor under all federal, state or local laws, regulations or orders now or hereafter enforced, including without limitation those relating to taxes, unemployment compensation or insurance, social security, workers' compensation, disability pensions, tax withholdings and including the filing of all returns and reports required of an independent contractor and the payment of all taxes, assessments, contributions and the other sums required of an independent contractor. The Company and Contractor agree that no work, act, commission or omission of Contractor, his agents, servants, or employees, pursuant to the terms and conditions of this Agreement or otherwise, shall be construed to make or render Contractor, his agents, servants or employees, an agent, servant, or employee of the Company. Company is interested only in the results achieved by Contractor, and Contractor shall be in control of the means by which the Contractor achieves that result.

      5. Confidentiality and Nondisclosure. The parties acknowledge that Contractor has executed the Confidentiality and Nondisclosure Agreement attached as Exhibit B hereto, which Agreement is incorporated herein by this reference.

      6. Termination. Company or Contractor shall be entitled to terminate this Agreement within 30 days (and pursue all of its rights hereunder at law or in equity) upon written notice to Contractor. No compensation shall be payable to Contractor with respect to any Service rendered by Contractor after expiration or termination of this Agreement for any reason.

      7. Arbitration. Any claim that Contractor may have arising out of or relating to this Agreement, or the breach thereof, or Contractor's relationship with Company, or the termination of Contractor's relationship with Company, shall be settled by binding arbitration in accordance with the Commercial Arbitration Rules of the American Arbitration Association then in effect, and judgment upon the award entered by the arbitrator(s) may be entered in any court having jurisdiction thereof. Neither Company's right to file a lawsuit seeking an injunction nor Company's right to injunctive relief is subject to arbitration or to the provisions of this Section 7.

      8. Miscellaneous.

            A. Applicable Law. This Agreement shall be construed and enforced in accordance with the laws of the State of California applicable to the construction and enforcement of agreements between parties resident in California that are entered into and fully performed within California.

            B. Severability. Nothing contained herein shall be construed so as to require the commission of any act contrary to law, and wherever there is any conflict between any provisions contained herein and any present or future statute, law, ordinance or regulation contrary to which the parties have no legal right to contract, the latter shall prevail; but the provision of this Agreement which is affected shall be curtailed and limited only to the extent necessary to bring it within the requirements of law.

            C. Further Assurances. Each of the parties hereto shall execute and deliver any and all additional papers, documents and other assurances, and shall do any and all acts and things reasonably necessary in connection with the performance of their obligations hereunder to carry out the intent of the parties hereto.

            D. Modifications or Amendments. No amendment, change or modification of this Agreement shall be valid, unless in writing and signed by all of the parties hereto.

            E. Assignment and Succession. Rights and duties of the parties under this Agreement shall not be assignable by either party, except that this Agreement and all the rights hereunder may be assigned by the Company to any corporation or other business entity which succeeds to all or substantially all of the business of the Company though merger, consolidation, corporate reorganization or by acquisition of all or substantially all of the assets of the Company and which assumed the Company's obligations under this Agreement.

            F. Number and Gender. In this Agreement, the masculine, feminine or neuter gender, and the singular or plural number, shall each be deemed to include the others whenever the context so requires.

            G. Entire Agreement. This Agreement constitutes the entire understanding and Agreement of the parties with respect to its subject matter and any and all prior agreements, understandings or representations with respect to its subject matter are hereby terminated and cancelled in their entirety and are of no further force or effect.

            H. Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

            I. Captions. The captions appearing at the commencement of the section thereof are descriptive only and for convenience in reference. Should there be any conflict between any such caption and the section at the head of which it appears, the section and not such caption shall control and govern in the construction of this Agreement.

            J. Attorneys' Fees. In the event suit or other proceedings are instituted to enforce any of the terms or conditions of this Agreement, the prevailing party in such litigation or proceedings shall be entitled, as an additional item of damages, to such reasonable attorneys' fees and costs or cost of such other proceedings as may be fixed by any court of competent jurisdiction therefore, whether or not such litigation or proceedings proceed to a final judgment or award.

            K. Parties in Interest. Nothing in this Agreement, whether express or implied, is intended to confer any rights or remedies under or by reason of this Agreement on any persons other than the parties and their respective successors and assigns, nor is anything in this Agreement intended to relieve or discharge the obligation or liability of any third persons or any party to this Agreement, nor shall any provision give any third person any right of subrogation or action over or against any party to this Agreement.

            L. Not An Adhesion Contract. The language of this Agreement shall be construed as a whole according to its fair meaning and not strictly for or against either of the parties hereto.

            In witness whereof, this Agreement was executed as of the date first written above.


COMPANY:                                    CONTRACTOR:

VitroCo Incorporated, a wholly owned        Checkmate Management Co., LLC,
subsidiary of VitroTech Corporation         a Nevada limited liability company


By:________________________________         By:_________________________________
         Jess Rae Booth,                                      Donald O. Steed,
         President                                                     Manager

                                    EXHIBIT A
                            SERVICES AND COMPENSATION

1. Services. Contractor, through its manager Donald O. Steed, shall seek out companies potentially interested in the use of Company's mineral products. Contractor is aware that Company (through its predecessor Hi-Tech Environmental Products, LLC) has been actively involved in the development of technology for the use of its mineral products for many years, and has proprietary, confidential technical information relating thereto, some of which is now evidenced in patent applications. In addition, Company is actively involved in the marketing of its mineral products in a variety of industries, including both the plastics and the paints/coatings industries. As part of its sales efforts, Company is a party to a variety of agreements with third parties, including but not limited to distribution agreements, manufacturers representative agreements and independent contractor agreements. As a result thereof, while Company is interested in the contacts Contractor may have to promote Company's mineral products, Company is only willing to accept the assistance of Contractor on the following terms and conditions. Prior to Contractor speaking to any third party concerning Company's mineral products, Contractor shall first clear the name of the third party with Company. Company shall have the right to accept or reject the name provided by Contractor in Company's sole and absolute discretion. For instance, Company may reject the name being offered by Contractor, even thought Company has no contact with that third party at this time. In addition, nothing shall prevent Company from contacting the third party directly, or providing the name of the third party to one of Company's distributors, manufacturer's representatives or independent contractors. If, and only if, Company clears the name of the third party for the benefit of Contractor, may Contractor contact the third party. Then, if the third party is interested in learning more about Company's mineral products, Company, either internally or through its outside sales and marketing groups, shall contact the third party, and Contractor shall have only the involvement specifically requested by Company. If the third party is interested in purchasing Company's mineral products, and if the Company elects to sell its mineral products to the third party, then Contractor shall be paid a royalty mutually agreeable to both the Company and Contractor.

As part of the services being rendered by Contractor hereunder, Contractor, both for itself, its managers and members, and Mineral Equities Trust, Hexon Trust, and their respective Trustees and beneficiaries, hereby assigns to Company all intellectual property now owned or owned in the future by any of the foregoing parties in connection with Company's mineral products.

2. Term. The term of this Agreement is six (6) months from mutual execution of this Agreement.

3. Compensation. Contractor shall be paid the sum of Sixty Thousand Dollars ($60,000.00), payable in six (6) equal monthly installments of Ten Thousand Dollars ($10,000.00), the first of which shall be due upon mutual execution of this Agreement. The foregoing sum shall be credited against any sums otherwise due Contractor pursuant to paragraph 1 of this Exhibit A.

4. Right to Mineral. Upon written notice from Contractor, Company shall mine and make available to Contractor a total of up to Three Thousand (3,000) tons of Mineral, in increments determined by Contractor, so long as (i) the amount requested by Contractor does not negatively impact Company's agreements to provide Mineral to third parties or exceed ten percent (10%) of the annual capacity of Mineral which Company is permitted or able to mine and have removed from the Property. The Mineral shall be mined, but not milled, by Company. The Mineral shall be made available in roughly two and one-half (2 1/2) inch nominal cobble. Contractor has represented that mined but not milled Mineral is acceptable to it, and that it has the capacity to mill the Mineral in its own facilities to whatever classification it requires. Contractor shall be responsible for removing the Mineral from the Property. Company does not guarantee to Contractor any particular grade of Mineral.

         In consideration of the foregoing, at the time the Mineral is removed by Contractor, Contractor shall pay to Company a sum equal to Contractor's prorated share of all costs (based on weight of the Mineral) incurred by Company in the annual permitting, mining, stockpiling and reclaiming of the Mineral (including reasonable general, administrative and overhead costs directly related to the Property), plus five percent (5%) profit.

         Contractor shall have the right to assign its right to receive some or all of the Mineral provided in this paragraph to a third party.

5. New Products. Contractor has represented to Company that Contractor has created, and desires to continue to create, products which can be improved through the addition of Company's mineral products. Contractor may, from time to time, disclose these new products to Company. Company shall have no obligation to accept the new products. Contractor is aware that Company is actively engaged in the sale of its mineral products in a variety of product lines, and that any new product which Contractor claims to have created may conflict with existing relationships between Company and third parties. If Company desires to jointly market Contractor's new product(s), then Company and Contractor shall enter into a mutually acceptable financial arrangement. If Company does not elect to jointly market Contractor's new product, then Contractor shall be entitled to do so without Company. However, Company is under no obligation to sell any of its mineral products to Contractor, or to any third party who purchases any of Contractor's new products.

                                    EXHIBIT B

                  CONFIDENTIALITY AND NON-DISCLOSURE AGREEMENT

      ("Contractor") is being engaged to perform services as an independent contractor for VitroCo Incorporated ("Company"). In view of the nature of Company's business, Contractor understands that it could not perform Contractor's duties for Company without having access to certain Confidential Information (as defined below), and that Company is unwilling to disclose any Confidential Information except upon the terms and conditions set forth in this Agreement. In order to induce Company to engage Contractor and disclose certain Confidential Information to Contractor, Contractor agrees as follows:

      1. Contractor's Acknowledgment and Representation. Contractor acknowledges that Company has a strict policy against using proprietary information belonging to any other person or entity without the express permission of the owner of that information. Contractor represents and warrants that its performance of all the terms of this Agreement and as an independent contractor of Company does not and will not result in a breach of any duty owed by Contractor to a third party to keep in confidence any proprietary information, knowledge or data acquired by Contractor in confidence or in trust prior to or during Contractor's engagement by Company, and Contractor agrees not to disclose to Company or induce Company to use any confidential or proprietary information belonging to any of Contractor's previous employers or business associates.

      2. Authorization. Contractor hereby authorizes Company to provide a copy of this Agreement to any of Contractor's present or future business associates, and to notify such business associates that Company intends to exercise its legal rights arising out of or in connection with this Agreement.

      3. Company's Ownership of Intangibles. All processes, methods, inventions, patents, copyrights, trademarks and other intangible rights that may be conceived or developed by Contractor, either alone or with others, in the course of Contractor's engagement by Company, whether or not conceived or developed during Contractor's working hours, and with respect to which the equipment, supplies, facilities or trade secret information of Company were used, or that relate to the business of Company or to Company's actual or demonstrably anticipated research and development, or that result from any work performed by Contractor for Company, shall be the sole property of Company. All right, title and interest to such property shall be assigned to and become vested in Company immediately upon the discovery or conception of such property without the requirement of any act by Contractor or Company other than the execution of this Agreement. Contractor shall have no right, title or interest in such property after its assignment to Company, and shall make no use of such property without the express, written consent of Company, except for the benefit of Company.

         4. Contractor Loyalty.

            (a) While engaged by Company, Contractor shall devote such energies, interests, abilities and productive time to the performance of this Agreement and shall not, engage in any other activity that would materially interfere with the performance of Contractor's duties under this Agreement.

            (b) While engaged by Company under this Agreement, Contractor shall not (i) either directly or indirectly, carry on, engage in or have any interest in any business that competes with Company or (ii) without the express written consent of Company, accept employment with, or in any other manner agree to provide, for compensation, services for any other person or entity which competes, directly or indirectly, with Company or (iii) materially disrupt, damage, impair or interfere with the business of Company, whether by way of interfering with or soliciting its employees, disrupting its relationships with clients, customers, agents, representatives or vendors, or otherwise, or (iv) make any statement about Company that might harm the reputation or business of Company or reflect unfavorably upon Company or any of its owners or employees or their families. Past and present engagements accepted.

            (c) Contractor agrees not to attempt to locate any other properties on which mineral similar to the Mineral may be found, not to purchase any of such properties, not to inform any third parties of such properties or assist such third parties in the acquisition of such properties or attempt, either alone or with others, to develop a synthetic material which has the same or similar properties to the Mineral. Contractor further agrees not to contact the owners of the Mineral(s) or Mining Location(s) and/or make any offers to such owners that might in any way interfere with the existing contractual relationships between the Company and such owners.

      5. Nondisclosure and Nonuse of Company's Confidential Information. In the course of Contractor's engagement by Company pursuant to this Agreement, Contractor will have access to confidential, proprietary information relating to the business of Company. Such confidential, proprietary information is referred to as the "Confidential Information," and includes, without limitation, all information relating to Company's finances, operations, services, strategic plans, research and development activities, its costs and pricing policies, its purchasing, merchandising and selling strategies, its clients, customers and vendors, its methods, data, specifications, processes, hardware, software programs, firmware, algorithms, computer source code, computer object code, sound recordings, flowcharts, diagrams, schematics, techniques, systems, formulas, patterns, models, designs, devices, compilations, lists of costs and prices, lists of patients, clients, customers and vendors, and other information that is valuable to Company by virtue of the fact that it is secret, proprietary information neither known to nor used by Company's competitors and which could be damaging to Company if disclosed. Contractor agrees that, except as required in the course of Contactor's engagement by Company pursuant to this Agreement, Contractor shall not, either directly or indirectly, for Contractor or on behalf of any other person, disclose or use any of Company's Confidential Information.

It is understood that Contractor shall have no obligation with respect to any information, know-how, data or inventions which:

            (a) At the time of disclosure by Company is in the public domain as evidenced by printed publication or otherwise; or

            (b) After disclosure by Company becomes part of the public domain by publication or otherwise through no fault of Contractor; or

            (c) Contractor can show by reasonably convincing evidence, was in Contractor's possession at the time of disclosure by Company and was not previously acquired from Company by Contractor on a confidential basis.

Contractor's obligation under the terms of Paragraph 5 shall be for a period of five (5) years after the effective date of this Agreement, provided that even after that period no Information disclosed to Contractor by Company during that period will be disclosed to any other party unless approved in writing by Company.

      6. Return of Written Information. Contractor agrees that all papers, notes, electronically maintained data, records, recordings, drawings, memoranda, and other writings and documents that are made, created or compiled by Contractor or which are or were available to Contractor while engaged by Company concerning any of the Confidential Information described in Paragraph 5, shall be the property of Company. Upon termination of Contractor's engagement by Company, regardless of how termination may be effected, or whenever requested by Company, Contractor shall immediately return to Company all such papers notes, electronically maintained data, records, recordings, drawings, memoranda, and other writings and documents, and all books, lists of costs and prices, lists of patients, clients, customers and vendors, and any and all other documents, objects, data or other property acquired, collected, made, created or compiled by Contractor in the course of Contractor's employment with Company, other than materials created by Contractor which were not accepted by Company.

      7. Company's Remedies for Breach. Contractor acknowledges (a) that its employment duties will provide Contractor access to and/ or possession of the Confidential Information, (b) that because of Contractor's intimate knowledge of Company and Contractor's particular experience, its services to Company are of a special, unique, unusual and extraordinary character which give Contractor's services peculiar value, the loss of which cannot be reasonably or adequately compensated in damages in an action at law, and, (c) that any activities or employment on Contractor's part which would constitute a breach of any of Paragraphs 3, 4, 5 or 6, above, will cause irreparable harm to Company and money damages would be inadequate to compensate Company completely for its loss resulting from such breach. Contractor therefore agrees that Company, in addition to all other rights, shall have the right to file a lawsuit, in any court of competent jurisdiction, to enjoin Contractor from engaging in such activities and to seek any other equitable relief that may be appropriate.

      8. Miscellaneous. This Agreement shall be governed by California law applicable to contracts between residents of California that are wholly executed and performed in California. This Agreement contains the full and complete understanding of the parties with respect to the subject matter hereof and supersedes all prior or contemporaneous representations and understandings, whether oral or written. In the event that any provision hereof or any obligation or grant of rights hereunder is found invalid or unenforceable pursuant to judicial decree or decision, any such provision, obligation or grant of rights shall be deemed and construed to extend only to the maximum permitted by law, and the remainder of this Agreement shall remain valid and enforceable according to its terms. This Agreement shall be binding upon Contractor's heirs, executors and administrators and will inure to the benefit of Company and its successors and assigns. In the event either party institutes legal proceedings to enforce any of the terms of this Agreement, the prevailing party shall be entitled to reasonable attorneys' fees and costs in addition to any damages that may be awarded. This Agreement may not be amended, waived or modified except by an instrument in writing executed by Contractor and a duly authorized representative of Company. Contractor agrees to the above terms and acknowledges receipt of a copy of this Agreement.

Date:  _________________                     "Contractor"

                                             CHECKMATE MANAGEMENT CO., LLC,
                                             a Nevada limited liability company

                                             Mailing address:

                                             673 N. Red Rock Road
                                             St. George, UT 84790